                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 27, 2002


                             THE TANTIVY GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                       0-26755                   88-0417771
         ------                       -------                   ----------
(State or other jurisdiction     (Commission File             (IRS Employer
  of incorporation)                   Number)             Identification Number)

                 3300 Inverrary Blvd., Lauderhill, Florida 33319
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (954) 714-1040
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                             Exhibit Index: Page __
           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This Current Report contains forward-looking statements, including (without limitation) statements concerning possible or assumed future results of operations of Registrant and those preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," or similar expressions. For those statements, Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that various events could cause those results to differ materially from those expressed in such forward-looking statements: materially adverse changes in economic conditions in the markets served by the companies and other risks and uncertainties as may be detailed from time to time in Registrant's public announcements and SEC filings.

Item 1. Change in control of Registrant
---------------------------------------

As a result of the stock issued as a part of the asset purchase agreement described in Item 2, the Shareholders of Pacific Rocky Mountain, Inc, own approximately 98% of the Registrant. As a result, those shareholders will have control of registrant. Concurrent with such, John C. Flanders, Jr. and Daniel Liniger have resigned from the Board of Directors and have been replaced with James E. Logan, Marvin Gibbons, Steve Cummins, Joe Gritsch, Jay Goldstein, Jay Ellenby, Hon. Vance Hartke and Dennis Atkins.

Item 2. Acquisition or disposition of Assets
--------------------------------------------

On September 27, The Tantivy Group, Inc. ("Tantivy") signed an asset purchase agreement in which Tantivy acquired all of the assets and assumed all of the liabilities of Pacific Rocky Mountain, Inc. ("PRM"), a Florida corporation. After the effectuation of a 1-5 reverse split, Tantivy issued to the shareholders of PRM an aggregate of 50,000,000 shares of Tantivy common stock at its fair market value of $.10 per share (after taking into affect the aforementioned 1-5 reverse spit) or an aggregate market value of $5,000,000. The consideration was the product of arms' length negotiations and was based on PRM's prospects.

     A copy of the Asset Purchase Agreement is filed herewith as Exhibit 2.5 and is incorporated herein by reference.

     Pacific Rocky Mountain, Inc. ("PRM") is a development stage company that was founded for the purpose of developing certain recorded claims and acreage situated in central Colorado and California. PRM plans to continue extraction, smelting, casting and refining of the precious and strategic metals identified in the aforementioned acreage. Such minerals include Gold, Silver, Platinum, Scandium and Rhodium.

The Common Stock issued by Tantivy in the acquisition described above was issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, contained in Regulation D, Rule 506. No Common Stock was issued to non-accredited investors in any of the transactions.

Item 7. Financial Statements and Exhibits.
------------------------------------------

(a) Historical Financial Statements of Business Acquired: The Tantivy Group,
Inc.


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
  and Stockholders
The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) and Subsidiaries (A Nevada Corporation)
Lauderhill, Florida


         We have audited the accompanying consolidated balance sheets of The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) and subsidiaries as of June 30, 2002 and 2001 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audits includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) and subsidiaries as of June 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) and subsidiaries will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has incurred losses since inception that have resulted in a deficit. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Rotenberg & Company, LLP

Rotenberg & Company, LLP
Rochester, New York
  November 15, 2002

The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) and Subsidiaries Consolidated Balance Sheets


                                                     6/30/2002       6/30/2001
                                                    ------------    ------------
ASSETS
CURRENT ASSETS

Cash and Cash Equivalents                           $     1,411     $     5,391
Receivables, net                                          3,576          57,494
Other Receivables                                        17,000               0
Related Party Receivables                                     0         474,733
Prepaid Expenses & Other Current Assets                   2,326               0
                                                    ------------    ------------
Total Current Assets                                $    24,313     $   537,618

OTHER ASSETS

Furniture & Equipment
(net of accumulated depreciation)                       127,835         220,514
Other Assets                                             31,502          26,873
StoreChoice.com assets                                        0          79,200
                                                    ------------    ------------
Total Assets                                        $   183,650     $   864,205
                                                    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Trade Payables                                      $   357,194     $   378,421
Accrued Expenses                                        450,227         320,454
Accrued Compensation                                     64,189       1,532,676
Unearned Revenue                                         16,640          27,736
Capital Leases - Due Within One year                     54,850          65,237
Debt Due Within One Year                                137,057         278,934
Investment in Joint Venture                                   0         212,308
                                                    ------------    ------------
Total Liabilities                                   $ 1,080,057     $ 2,815,766

Common Stock($.001 par value, 200,000,000
Shares authorized, 6,425,582 and
2,418,807 outstanding)                                    6,425           2,418
Preferred Stock ($.001 par value, 20,000,000
Authorized 0 and 244,000 outstanding)                         0             244
Additional Paid In capital                            8,722,076       5,343,179
Deficit                                              (9,625,008)     (7,297,402)
                                                    ------------    ------------
Total Stockholders' Deficit                            (896,507)     (1,951,561)
                                                    ------------    ------------
Total Liabilities and Stockholders' Deficit         $   183,650     $   864,205
                                                    ============    ============


     The accompanying notes are an integral part of this financial statement

The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) and Subsidiaries Consolidated Statements of Operations

                                                   For 12           For 12
                                                   months ended     months ended
                                                   6/30/2002        6/30/2001
                                                   ------------     ------------

Revenue                                            $    95,958      $ 2,217,191

Cost of goods sold                                     121,754          872,577
                                                   ------------     ------------
Gross Income (Loss)                                    (85,978)         433,854

General & Administrative Expenses

Salaries, Benefits & Consulting                        762,544        2,811,656
Professional Fees                                       37,405          353,083
Depreciation & Amortization                             88,628          115,827
Office & Other Expense                                 257,933          973,450
Bad Debt Expense                                       301,084                0
Marketing & Public Relations                           705,815                0
Taxes                                                        0            3,385
                                                   ------------     ------------
Total General & Admin Expenses                       2,163,469        4,257,401
                                                   ------------     ------------
Net Loss before Other Income and Expenses           (2,179,625)      (2,912,787)

Other Income & (Expenses)
(Interest expense) net of interest income             (121,491)         (31,680)
Gain (loss) on Sale of Assets                           74,960          (25,109)
Equity Investment loss in Garra Sciences                     0         (212,308)
Impairment Loss on Long-Lived Assets                  (101,450)        (685,000)
                                                   ------------     ------------
Net Loss                                           $(2,327,606)     $(3,866,883)
                                                   ============     ============
Loss Per Common share-Basic & Diluted (1)          $    (0.552)     $    (1.717)
Average Weighted Shares (1)                          4,217,654        2,251,704

(1) Share and Per Share Data have been restated to reflect the 1-20 share reverse stock split for all periods presented


     The accompanying notes are an integral part of this financial statement


The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) and Subsidiaries
Consolidated Statements of Changes in Stockholders' Deficit
                                     Common Stock  Preferred
                                     # of Shares     Stock         Common      Preferred                    Retained        Total
                                         (1)       # of Shares      Stock        Stock          APIC        Earnings        Equity
                                     -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance July 1, 2000                  1,392,500            --         1,393            --       226,199      (759,027)     (531,435)

Stock Issued in Conjunction wither Mergers

24X7                                    500,000                         500                      82,134        48,192       130,826
n2Plus                                   50,000                          50                     169,552      (269,516)      (99,914)
OTVnet                                  145,600                         145                   2,452,000    (2,450,168)        1,977

Balance at July 1, 2000
After Merger is in Effect             2,088,100                       2,088                   2,929,885    (3,430,519)     (498,546)

Stock Issued in Repayment of
  OTVnet Note                            15,000                          15                     239,985                         240
Stock Issued in Repayment of
  Note                                    3,907                           4                      39,067                      39,071
Conversion of Notes Payable
  To Common Stock                         7,000                           7                     699,993                     700,000
Conversion of Notes Payable
  To Addt'l Paid In Capital                                                                      67,200                      67,200
Stock Iss'd In Private Placement        132,175                         132                     867,477                     867,609
Stock Issued to StoreChoice
  pursuant to Development Contract      100,000                         100                     179,000                     180,000
Stock Cancelled and Issued
  For StoreChoice Acquisition          (100,000)      244,000          (100)          244        79,056                      79,200
Exercise of Stock Options               114,125                         114                     175,636                     175,750
Stock for Services                       58,500                          58                      64,980                      65,038
Net Loss for Year ended 6/30/01                                                                            (3,866,883)   (3,866,883)
                                     -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance June 30, 2001                 2,418,897       244,000         2,418           244     5,343,179    (7,297,402)   (1,951,561)

Exercise of Stock Options             1,247,782                       1,248                   1,095,176                   1,096,424
Stock Issued in Lieu of
Compensation                          1,544,034                       1,544                   1,887,198                   1,888,741
Conversion of Preferred Stock
To Common Stock                         122,000      (244,000)          122          (244)          122                           0
Conversion of Accounts Payable
To Common Stock                           7,500                           8                      16,267                      16,275
Conversion of Notes Payable
To Addt'l Paid In Capital                                                                        10,000                      10,000
Stock Issued in Lieu of Interest         65,333                          65                      18,935                      19,000
Stock Issued in Repayment of
Note                                  1,045,126                       1,045                     326,174                     327,219
Stock Cancelled                         (50,000)                        (50)                         50                           0
Stock Issued to Settle Lawsuit           25,000                          25                      24,975                      25,000
Net Loss for Year ended 6/30/02                                                                            (2,327,606)   (2,327,606)
                                     -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance June 30,2002                  6,425,582             0         6,425             0     8,722,076    (9,625,008)     (896,507)

(1) Share and Per Share Data have been restated to reflect the 1-20 share reverse stock split for all periods presented



     The accompanying notes are an integral part of this financial statement


The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) and Subsidiaries
Consolidated Statements of Cash flows

                                                       12 mos ended   12 mos ended
                                                       6/30/2002      6/30/2001
                                                       ------------   ------------
OPERATING ACTIVITIES

Net Loss                                               $(2,327,606)   $(3,866,883)
Adjustments to reconcile net loss
 To net cash used by operations
NonCash Adjustments
  Bad Debt                                                 301,084              0
  Depreciation & Amortization                               88,628        115,827
  (Gain) loss on sale of assets                            (74,960)        25,109
  Impairment loss on Long-lived Assets                     101,450              0
  Net Loss On Equity Investment                                  0        212,308
Decrease in Account Receivables                             15,259         84,614
Increase in Other Receivables                              (17,000)             0
Decrease in Related Party Receivables                            0       (474,733)
Decrease (Increase) in Prepaid Expenses                     (2,326)        36,360
Decrease (Increase) in other Assets                        (26,879)         6,812
Increase in Trade Payables                                 931,398        154,239
(Decrease) Increase in unearned revenue                    (11,096)        27,736
Increase in Accrued Expenses                               148,773      1,840,727
Increase in Accrued Compensation                           420,255              0
                                                       ------------   ------------
    Net Cash used by Operating Activities                 (453,020)    (1,837,884)

INVESTING ACTIVITIES
Proceeds from Sale of Assets                                74,960              0
Purchase of furniture and equipment                           (409)      (123,312)
                                                       ------------   ------------
    Net Cash From Investing activities                      74,551       (123,312)

FINANCING ACTIVITIES
  Proceeds from Borrowings                                 142,443        161,210
  Repayments of Debt                                       (36,371)      (114,396)
  Net (Repayments) Proceeds of Leases Payable              (10,387)        52,041
  Proceeds from issuance of common stock
    and receipt of additional paid in capital              278,804      1,634,667
                                                       ------------   ------------
   Net Cash provided by financing activities               374,489      1,733,522

DECREASE IN CASH AND CASH EQUIVALENTS                       (3,980)      (227,674)

CASH AND CASH EQUIVALENTS, beginning of period               5,391        233,065
                                                       ------------   ------------
CASH AND CASH EQUIVALENTS, end of period                     1,411          5,391
                                                       ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During Period for Interest                         3,068          8,692
Cash Paid During Year for Income Taxes                           0          3,385

NONCASH FINANCING ACTIVITIES
Stock issued in Lieu of compensation                     1,888,742              0
Conversion of Notes Payable to Common Stock                327,219        700,000
Conversion of Accounts Payable to Common Stock              16,275              0
Conversion of Accrued Interest to Common Stock              19,000              0
Conversion of Notes Payable to Addtl Paid In Capital        10,000              0
Common Stock Issued to Settle Lawsuit                       25,000              0
Exchange of Stock for StoreChoice Assets                         0         79,200
Conversion of Accounts Payable to Notes Payable             93,730              0
Stock issued for services                                  817,620              0
Write-off of Investment in Garra Joint Venture and
Garra Receivables                                          262,425              0


     The accompanying notes are an integral part of this financial statement


                                       7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THE TANTIVY GROUP, INC. (FORMERLY DIGITAL BRIDGE, INC.) AND SUBSIDIARIES JUNE 30, 2002


NOTE 1 - NATURE OF OPERATIONS

The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) (the Company) is a corporation, located in Phoenix, Arizona, organized under the laws of the State of Nevada. The Company has been in business since January 31, 2000 for the purpose of providing management, sales, distribution, marketing, and technology services. Effective September 27, 2002, the business plans of the Company have changed due to the merger agreement with Pacific Rocky Mountain, Inc. (See Note 15.)

On March 27, 2002, the Company changed its name from Digital Bridge, Inc. to The Tantivy Group, Inc. and also effectuated a 1-20 reverse stock split. Share and per share date in these financial statements have been restated to reflect the 1 for 20 share reverse stock split for all periods presented.

The consolidated financial statements of the Company include the accounts of its wholly owned subsidiaries, described below. All inter-company balances and transactions have been eliminated in consolidation.

         INDUSTRY SEGMENTS:
         ----------------

         Technology
         ----------
The company has developed Web sites, Internet solutions, and software applications for use by its subsidiaries and outside clients. The Company formed a wholly owned subsidiary called Tantivy Technologies, Inc. to manage the design and development of its technology services.

In September 2000 the Company acquired a wholly owned subsidiary, Online Television Network Services, Inc. (OTVnet), a California corporation established in 1997. OTVnet creates and sells online administration and communication tools to labor unions and their associated benefits trust organizations. The Company currently receives revenue from contracts with clients for Web hosting.

         Entertainment
         -------------
On November 8, 2001 the Company formed a wholly owned subsidiary, Tantivy Entertainment, Inc. ("Entertainment") for the purpose of expanding its operations into the entertainment business. Entertainment had signed an agreement giving it the exclusive distribution rights to music recorded by the Emmy Award winning Boys Choir of Harlem. Due to the resignation of Entertainment's Managing Director, this Agreement has been terminated pursuant to the terms of that Agreement. The Company has not generated any significant revenue from this venture and does not anticipate doing so in the near future.

         Nutritional Supplements
         -----------------------
The Company had planned to enter the nutritional supplement market through its wholly owned subsidiary, Tantivy Sciences, Inc. ("Sciences"). In January, 2002 the Company entered into a licensing agreement with V-Tech LLC, which gave the Company the exclusive license to distribute a smoking cessation product called "Natural Smokeless". Terms of the agreement were not met, therefore it was terminated. The Company does not anticipate generating any revenue pertaining to this product in the near future.

On June 12, 2001 the Company entered into a Joint Venture for the formation of Garra Sciences, Inc. (Garra), of which the Company owned 32%. The Company was to provide management services, facilities, and Web site development as part of the joint venture. Terms of the joint venture agreement were not met, therefore the joint venture terminated and Garra Sciences, Inc. was dissolved. Amounts written off to bad debt expense totaled $262,425 and comprised of receivables in the amount of $474,733 less the equity investment liability in the amount of $212,308.

         Mining
         ------
As a result of the Asset Ourchase Agreement between the Company and Pacific Rocky Mountain, Inc., the Company plans to enter the business of mining precious minerals.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         a. Basis of Presentation:
            ----------------------
The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

         b. Cash and Cash Equivalents:
            --------------------------
Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. The Company maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured amounts.

         c. Allowance for Doubtful Accounts:
            --------------------------------
The Company provides for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Based on these factors, there is an allowance for doubtful accounts of $0 and $227,194 for the fiscal years ended June 30, 2002 and 2001, respectively.

         d. Long-Lived Assets:
            ------------------
The Company has long-lived assets that are reviewed for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. In performing the review of recoverability, the Company estimates the future cash flows expected to result from the use of the assets and their eventual disposition in determining their fair value. When required, impairment losses on assets to be held and used are recognized based on the difference between the fair value and the carrying amount of the assets. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. During the year ended June 30, 2002, impairment loss on long-lived assets totaled $101,450. (See note 8).

         e. Depreciation:
            -------------
Fixed assets are recorded at cost. Property and equipment is depreciated on a straight-line basis over estimated useful lives ranging from three to seven years. Maintenance and repairs are charged to expense. The cost of assets retired or disposed of and their related accumulated depreciation have been removed from the accounts.

         f. Revenue Recognition:
            --------------------
The Company records revenue as earned, ratably over the term of its contracts, based on agreed upon prices for website development, website hosting and management services rendered. Contracts are typically for a one-year term. Revenue on work in process is recognized in the period in which it is reasonably expected to be collected. Revenue on products sold is recognized upon delivery of the product to the purchaser.

         g. Investments:
            ------------
The company's proportionate share of income or losses from investments in affiliated companies was accounted for on the equity method.

         h. Loss Per Common Share:
            ----------------------
The computation of loss per common share is based on the weighted average number of common shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Options are anti-dilutive. (See Note 10).

         i. Stock Options and Warrants:
            ---------------------------
The Company accounts for stock options and warrants in accordance with the provisions of SFAS No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123 prescribes the recognition of compensation based on the fair value of the options on the grant date. The Company values stock options issued based upon an option-pricing model and recognizes this value as an expense over the vesting period.

         j. Income Taxes:
            -------------
The Corporation accounts for income taxes in accordance with SFAS 109 "Accounting for Income Taxes", using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. The method uses enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The Corporation had no material deferred tax assets or liabilities for the periods presented.

         k. Recently Enacted Accounting Standards:
            --------------------------------------
In June 2001, the Financial Accounting Standards Board issued FASB Statements No. 141, Business Combinations (SFAS 141) and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if they meet certain criteria. SFAS 141 applies to all business combinations after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairment of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangibles with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. It also requires the Company to complete a transitional goodwill impairment test by six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. Management does not anticipate that the adoption of SFAS 142 will have a material impact on the financial statements.

In June 2001, the Financial Accounting Standards Board issued FASB Statement No. 143, Accounting for Asset Retirement Obligations (SFAS 143). SFAS 143 requires that companies recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred or reasonably estimated. The associated retirement costs will be capitalized as part of the carrying amount of the related asset and subsequently allocated to expense over the asset's remaining useful life. SFAS 143 is required to be applied in fiscal years beginning after December 15, 2001. Management does not anticipate that the adoption of SFAS 143 will have any material impact on the financial statements.

In August 2001, the Financial Accounting Standards Board issued FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS
144). SFAS 144 supercedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of. SFAS 144 also amends the accounting and reporting provisions for the disposal of a segment of business in Accounting Principles Board Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30). SFAS 144 is required to be applied in fiscal years beginning after December 15, 2001. Management has complied with the requirements of SFAS 144 in the analysis and write-off of assets impaired during the fiscal year.

In April 2002, the Financial Accounting Standards Board issued FASB Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145). SFAS 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Opinion 30. Applying the provisions of Opinion 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual and infrequent and therefore meet the criteria for classification as an extraordinary item. SFAS 145 also requires that modifications to a capital lease that make it an operating lease be accounted for, as applicable, in accordance with FASB Statement No. 98, Accounting for Leases, or FASB Statement No. 28, Accounting for Sales with Leasebacks. SFAS 145 is required to be applied in fiscal years beginning after May 15, 2002 and to provisions relating to modifications of a capital lease that make it an operating lease as of May 15, 2002. Upon adoption of SFAS 145, gains and losses on debt extinguishment that have been shown on the income statement as extraordinary items in prior periods should be reclassified, unless they meet the criteria for extraordinary status per Opinion 30. Management does not anticipate that the adoption of SFAS 145 will have any material impact on the financial statements.

In June 2002, the Financial Accounting Standards Board issued FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS
146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 applies to all exit or disposal activities initiated after December 31, 2002. Management does not anticipate that the adoption of SFAS 146 will have any material impact on the financial statement.

In October 2002, the Financial Accounting Standards Board issued FASB Statement No. 147, Accounting for Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9 (SFAS
147). SFAS 147 amends SFAS 72 and no longer requires companies to recognize, and subsequently amortize, any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. In addition, SFAS 147 amends SFAS 144 to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that SFAS 144 requires for other long-lived assets that are held and used. Management does not anticipate that the adoption of SFAS 147 will have any material impact on the financial statements.

         l. Reclassifications:
            ------------------
 Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.


NOTE 3 - FURNITURE AND EQUIPMENT

Fixed Assets, at cost, is summarized as follows as of June 30,2002 and June 30, 2001:


                                                2002           2001

         Office equipment                    $  361,982     $  361,982
         Furniture and fixtures                  49,783         76,944
         Leasehold Improvements                   8,782          8,782
         -----------------------------------------------------------------------
                                                420,547        447,708
         Less accumulated depreciation         (292,712)      (227,194)
         -----------------------------------------------------------------------

                                             $  127,835     $  220,514
         =======================================================================

Depreciation expense amounted to $88,628 and $115,827 for the twelve month periods ended June 30, 2002 and 2001, respectively.


NOTE 4 - LEASE COMMITMENTS:

The Company leases office space in one location under an operating lease agreement, which expires in 2003. Rent expense was $103,038 and $226,033 for the twelve-month periods ended June 30, 2002 and 2001, respectively. Future minimum lease payments, by fiscal year, are as follows:

         Period ended June 30,

             2003                                          68,641
             2004                                          11,468
             -------------------------------------------------------------------
                                                         $ 80,109
             ===================================================================


NOTE 5 - INCOME TAXES:

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses. As of June 30, 2002, the Company has available for Federal and State purposes net operating loss carry forwards in the amount of $6,148,319. The Federal and State carry forwards are available to offset future taxable income and expire beginning in fiscal year 2019. Deferred income tax assets arising from such loss carry forwards have been fully reserved as of June 30, 2002.

NOTE 6 - NOTES PAYABLE:

Notes payable consisted of the following at June 30, 2002:

i) A $100,000 note payable, of which the remaining balance is $75,000 plus accrued interest, to a non-related entity with interest accruing at a rate of 12% per annum. The note was originally due on January 16, 2001. Along with the note, Noteholder received 30,000 warrants to purchase the Company's common stock at an exercise price of $.59 per share. The company renegotiated the repayment of the note in April 2001. Noteholder received an additional 30,000 warrants to purchase the Company's common stock at an exercise price of $.05 per share. The note was renegotiated again in February 2002. The Company is currently in default on the note and presently in negotiations with the note holder.

ii) Notes payable to John Flanders, Sr., for $15,000, with interest at 18% per annum. Mr. Flanders was the Senior Vice President of Finance of the Company and the father of the Company's former CEO. Such note is due and payable at Noteholder's discretion.


NOTE 7 - CAPITALIZED LEASES

As of June 30, 2002, the Company had capitalized leases obligations of $54,850. The leases bear interest at rates ranging from 11% to 17% per annum. The leases expire between November 30, 2001 and October 31, 2002. The related equipment has been capitalized and reflected in furniture and equipment.

NOTE 8 - IMPAIRMENT LOSS ON ASSETS

On June 15, 2001, Digital Bridge entered into an asset purchase agreement with StoreChoice.com (StoreChoice) whereby the Company acquired all of the assets of StoreChoice.com in exchange for stock. Subsequently, the StoreChoice asset was deemed to be impaired and written down to its fair value of $79,200 based on the value of the Company's stock exchanged in the transaction. The impairment loss of $685,000 was charged to operations during the fiscal year ended June 30, 2001. During the year ended June 30, 2002, the StoreChoice.com assets were deemed to be further impaired due to inactivity, lack of anticipated future cash flows, and declined fair value. Accordingly, the assets were written down to their fair value of $-0-. The impairment loss of $79,200 was charged to operations during the fiscal year ended June 30, 2002.

The license to distribute the smoking cessation product, "Natural Smokeless" was written down to its fair value of $-0- due to termination of the agreement with V-Tech, LLC. The impairment loss of $22,250 was charged to operations during the fiscal year ended June 30, 2002.

NOTE 9 - STOCK OPTIONS AND WARRANTS:

Investors
In September and October, 2000, the Company granted 980,000 warrants, prior to the 1-20 reverse stock split, to investors in connection with the issuance of shares and the issuance of a note. The warrants are exercisable over a 24-month term at an exercisable price of $.05 and $.19 per share.

In June, 2001, the Company granted 3,960,000 warrants, prior to the 1-20 reverse stock split to the owners of StoreChoice.com in connection with the purchase of the assets of such. The warrants are exercisable over a 24-month term at an exercisable price of $.20 per share.

The fair market value of the above options was determined by using a Black Scholes option-pricing model. The calculated fair value at the dates of the grants was zero, and therefore has no impact on earnings or earnings per share.

Consultants and Service Providers
During the fiscal year ended June 30, 2001, the Company granted 2,522,500 warrants, prior to the 1-20 reverse stock split to consultants and providers of services to the Company. The warrants are exercisable over a 24-month term at exercise prices ranging from $.04 to $.11 per share.

During the fiscal year ended June 30, 2002, the Company granted 1,247,782 warrants to consultants and providers of services to the Company. The warrants were exercised during the year at prices ranging from $.06 to $1.00 per share.

The fair market value of the above options was determined by using a Black Scholes option-pricing model. The calculated fair value at the dates of the grants was zero, and therefore has no impact on earnings or earnings per share.

Directors
In June, 2001 the Company granted 200,000 options to its outside director. The stock options are exercisable at $.08 per share. The options vest over a three-year period and expire ten years from the date of the grant. The fair market value of the options was determined using the Black Scholes option-pricing model. The calculated fair value at the date of the grant was zero, and therefore has no impact on earnings or earnings per share.

Employees
In June, 2001, the Company granted 5,540,000 options to employees. These options vest over a three-year period and are exercisable at $.72 per share. The options expire ten years from the date of the grant. The fair market value of the options was determined using the Black Scholes option-pricing model. The calculated fair value at the date of the grants was zero, and therefore has no impact on earnings or earnings per share.

           Information with respect to all stock options is as follows:


           ---------------------------------------------------------------------

           OUTSTANDING AT JULY, 2001                                  336,670
           GRANTED TO INVESTORS                                             0
           GRANTED TO CONSULTANTS AND OTHER SERVICE PROVIDERS       1,247,782
           GRANTED TO
           DIRECTORS                                                        0
           GRANTED TO EMPLOYEES                                             0
           FORFEITED                                                  211,670
           EXERCISED                                                1,247,782
           OUTSTANDING AT JUNE 30, 2002
                                                                      125,000

NOTE 10 - LOSS PER SHARE:

The following information reflects the amount used in computing income (loss) per share:

                                        For the Twelve            For the Twelve
                                        Months Ended              Months Ended
                                        June 30, 2002             June 30, 2001

  Loss from continuing
  operations available to
  common shareholders
  (Numerator)                           $(2,327,606)              $(3,866,883)

 Weighted average number of
  common shares outstanding
  used in loss per share for the
  period (denominator)                    4,217,654                 2,251,704

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of cash and cash equivalents, receivables, prepaid expenses, accounts payable, accrued expenses, and all debt approximated book value at June 30, 2002 and 2001 because their maturities are less than one year in duration.

NOTE 12 - RELATED PARTY TRANSACTIONS:

The Company entered into a five year consulting agreement with Arverne Associates, Inc., effective January 1, 2002. Terms of the agreement require the Company to pay $35,000 per month to Arverne Associates for consulting services plus reimbursement of certain personnel expenses. Arverne Associates is owned by former officers of the Company. At June 30, 2002, the company owed Arverne Associates $105,690 for past due services and expenses per the agreement and $15,574 for reimbursement of certain operating expenses of the Company. The amounts are included in Trade Payables on the balance sheet.

The Company has also entered into a five-year consulting agreement with AZ Estimators, Inc., effective January 1, 2002. Terms of the agreement require the Company to pay $8,333 per month to AZ Estimators for consulting services. AZ Estimators is owned by a former officer of the Company. At June 30, 2002, the company owed AZ Estimators $25,000 for past due consulting services per the agreement. The amount is included in Trade Payables on the balance sheet.

NOTE 13 - CONTINGENCIES:

The Company has been named a defendant in two lawsuits with plaintiffs seeking damages in the amount of approximately $39,000 plus pre-judgment interest, attorney's fees, and court costs for breach of contract for services supplied to the Company. Substantially the entire amount of the two claims has been accrued in the financial statements. Management believes that the outcome of the lawsuits will not have a material effect on the Company's financial position or results of operations.

NOTE 14 - GOING CONCERN:

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported net losses since inception and there is an accumulated deficit of $9,625,008 at June 30, 2002. Accordingly, there is substantial doubt about the Company's ability to continue as a going concern.

On September 27, 2002, the Company signed a merger agreement with Pacific Rocky Mountain, Inc. (PRM), a Florida corporation in the business of mining gold and other metals. PRM is deemed to be the acquirer and survivor in the agreement. (See note 15). The Company's continued existence is dependent upon its ability to develop profitable operations and/or raise capital. The financial statements do not include any adjustments for the merger transaction or that might be necessary should the Company be unable to continue as a going concern.

NOTE 15 - SUBSEQUENT EVENTS:

On September 27, 2002 the Company entered into an asset purchase agreement with Pacific Rocky Mountain, Inc. (PRM), a Florida Corporation, to purchase all of the assets and assume all of the liabilities of the Company. As part of the transaction, all of the Officers and Directors of the company resigned and were replaced by new Officers and Directors. As part of this transaction, the Company discontinued all of its other business operations to focus its attention on the business of PRM, which is in the business of mining gold and other metals. In exchange for the assets of PRM, the Company agreed to give to PRM fifty million (50,000,000) shares of the Company's common stock after the effectuation of a 1-5 reverse stock split. This will give the shareholders of PRM control of approximately 98% of the common stock of the Company, hence PRM is deemed to be the acquirer and survivor in the transaction. This transaction was entered into after arms-length negotiations with PRM, and the final purchase price was based on the fair market value of the assets to be received and the potential business prospects of PRM.

The Company is in negotiations with former Officers and Consultants of the Company to sell a majority interest in the company's four wholly owned subsidiaries, OTVnet, Inc., Tantivy Technologies, Inc., Tantivy Sciences, Inc and Tantivy Entertainment, Inc.

(b) Historical Financial Statements of Acquiring Business: Pacific Rocky Mountain, Inc.



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  and Stockholders
Pacific Rocky Mountain, Inc.
(A Florida Corporation)
Lauderhill, Florida


         We have audited the accompanying balance sheet of Pacific Rocky Mountain, Inc. (a development stage company) as of June 30, 2002 and the related statements of operations, stockholders' deficit, and cash flows for the period from May 20, 2002 (inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Rocky Mountain, Inc. as of June 30, 2002, and the results of its operations and its cash flows for the period from May 20, 2002 (inception) to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming Pacific Rocky Mountain, Inc. will continue as a going concern. The Company is in the development stage and has therefore incurred start-up costs and not generated any revenues. The Company's continued existence is dependent upon its ability to develop profitable operations and obtain working capital. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Rotenberg & Company, LLP

Rotenberg & Company, LLP
Rochester, New York
  December 18, 2002

Pacific Rocky Mountain, Inc.
Balance Sheet


                                                                   June 30, 2002

ASSETS

OTHER ASSETS

Mining Claims - California                                            $ 121,659
                                                                      ----------
Total Assets                                                          $ 121,659
                                                                      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Trade Payables                                                        $ 100,000
Loans from Stockholders                                                  55,546
                                                                      ----------
Total Liabilities                                                     $ 155,546

Common Stock($.001 par value, 50,000,000
Shares authorized, 41,026,800 outstanding)                               41,027
Additional Paid In capital                                               21,780
Deficit                                                                 (96,694)
                                                                      ----------
Total Stockholders' Deficit                                             (33,887)
                                                                      ----------
Total Liabilities and Stockholders' Deficit                           $ 121,659
                                                                      ==========


     The accompanying notes are an integral part of this financial statement

Pacific Rocky Mountain, Inc.
Statement of Stockholders' Deficit
From May 20,2002 (Inception) through June 30, 2002

                                                                                      Total
                                    Common Stock        Additional   Accumulated   Stockholders
                                Shares       Amount   Paid In Capital  Deficit       Deficit
                              -----------  -----------  -----------  -----------   -----------
Stock issued to founders of
  Pacific Rocky Mountain
  (May 22, 2002)              16,947,800       16,948           --           --        16,948
Stock issued to acquire
Mining claims (May 30,2002)   21,659,000       21,659           --           --        21,659
  Stock Issued for services
  (6/12/2002)                  2,420,000        2,420       21,780           --        24,200
                              -----------  -----------  -----------  -----------   -----------
Subtotal                      41,026,800       41,027       21,780           --        62,807

Net Loss                              --           --           --      (96,694)      (96,694)
                              -----------  -----------  -----------  -----------   -----------
Balance June 30,2002          41,026,800       41,027       21,780      (96,694)      (33,887)
                              ===========  ===========  ===========  ===========   ===========



     The accompanying notes are an integral part of this financial statement

Pacific Rocky Mountain, Inc.
Statement of Operations

                                                                 From Inception
                                                               (May 20, 2002) to
                                                                 June 30, 2002

Revenue                                                            $         --

Cost of goods sold                                                           --
                                                                   -------------
Gross Income (Loss)                                                          --

General & Administrative Expenses

Development Costs                                                        27,154
Professional Fees                                                        12,000
Office & Other Expense                                                   57,540
                                                                   -------------
Total General & Administrative Expenses                                  96,694

Net Loss before Other Income and Expenses                               (96,694)
                                                                   -------------
Other Income & (Expenses)                                                    --
                                                                   -------------
Net Loss                                                           $    (96,694)
                                                                   =============
Loss Per Common share-Basic & Diluted                              $      (0.02)
                                                                   =============
Average Weighted Shares                                              39,816,800
                                                                   =============



     The accompanying notes are an integral part of this financial statement

Pacific Rocky Mountain Inc.
Statement of Cash Flows

                                 From Inception
                                (May 20, 2002) to
                                                     June 30, 2002

OPERATING ACTIVITIES

Net Loss                                                              $ (96,694)
Adjustments to reconcile net loss
 To net cash used by operations:
Non-Cash Compensation                                                    41,148
                                                                      ----------
    Net Cash Used For Operating Activities                              (55,546)

INVESTING ACTIVITIES

    Net Cash From Investing activities                                       --

FINANCING ACTIVITIES
  Loans from Shareholders                                                55,546
                                                                      ----------
   Net Cash From Financing Activities                                    55,546

INCREASE/DECREASE IN CASH AND CASH EQUIVALENTS                               --

CASH AND CASH EQUIVALENTS, beginning of period                               --
                                                                      ----------
CASH AND CASH EQUIVALENTS, end of period                                     --
                                                                      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During Period for Interest                                         --
Cash Paid During Year for Income Taxes                                       --

NONCASH INVESTING & FINANCING ACTIVITIES
Common Stock Issued for Services                                         41,148
Common Stock Issued for Mining Claims                                    21,659
Debt Incurred for Mining Claims                                         100,000



     The accompanying notes are an integral part of this financial statement

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PACIFIC ROCKY MOUNTAIN, INC.
JUNE 30, 2002


NOTE 1 - NATURE OF OPERATIONS

Pacific Rocky Mountain, Inc. ("PRM") is a development stage company that was incorporated on May 20, 2002, under the laws of the State of Florida to acquire mining claims and develop them utilizing a patented proprietary process for the extraction of precious metals. PRM owns mining claims in Hayfork, California consisting of known mined ore and tailings. PRM plans to perform the extraction, smelting, casting, and refining of metals such as gold, silver, platinum, scandium, and rhodium. Its principal activities since inception have consisted of financial planning, establishing sources of production and supply, developing markets, and raising capital. Its principal operations consisting of the extraction of precious metals have not started; therefore the Company has no present sources of significant revenues.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Basis of Presentation:
            ----------------------
The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

         b. Cash and Cash Equivalents:
            --------------------------
Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. The Company maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured amounts.

         c. Long-Lived Assets:
            ------------------
The Company has long-lived assets that are reviewed for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. In performing the review of recoverability, the Company estimates the future cash flows expected to result from the use of the assets and their eventual disposition in determining their fair value. When required, impairment losses on assets to be held and used are recognized based on the difference between the fair value and the carrying amount of the assets. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

         d. Fixed Assets and Depreciation:
            ------------------------------
Property and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives ranging from three to seven years. Maintenance and repairs are charged to expense. The cost of assets retired or disposed of and the related accumulated depreciation have been removed from the accounts.

Mining property is recorded at cost and will be amortized based on a units-of-production method at the time the Company begins mining, extraction, and production activities. Development costs associated with mining property and claims not yet in production are expensed as incurred.

         e. Revenue Recognition:
            --------------------
The Company has no significant revenues from business operations as it was recently formed in May 2002 and is currently in the development stage.

         f. Loss Per Common Share:
            ----------------------
The computation of loss per common share is based on the weighted average number of common shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

         g. Income Taxes:
            -------------
The Corporation accounts for income taxes in accordance with SFAS 109 "Accounting for Income Taxes", using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. The method uses enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The Corporation had no material deferred tax assets or liabilities for the periods presented.

         h. Recently Enacted Accounting Standards:
            --------------------------------------
In June 2001, the Financial Accounting Standards Board issued FASB Statements No. 141, Business Combinations (SFAS 141) and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if they meet certain criteria. SFAS 141 applies to all business combinations after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairment of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangibles with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. It also requires the Company to complete a transitional goodwill impairment test by six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. Management does not anticipate that the adoption of SFAS 142 will have a material impact on the financial statements.

In June 2001, the Financial Accounting Standards Board issued FASB Statement No. 143, Accounting for Asset Retirement Obligations (SFAS 143). SFAS 143 requires that companies recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred or reasonably estimated. The associated retirement costs will be capitalized as part of the carrying amount of the related asset and subsequently allocated to expense over the asset's remaining useful life. SFAS 143 is required to be applied in fiscal years beginning after December 15, 2001. Management does not anticipate that the adoption of SFAS 143 will have any material impact on the financial statements.

In August 2001, the Financial Accounting Standards Board issued FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS
144). SFAS 144 supercedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of. SFAS 144 also amends the accounting and reporting provisions for the disposal of a segment of business in Accounting Principles Board Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30). SFAS 144 is required to be applied in fiscal years beginning after December 15, 2001. Management has complied with the requirements of SFAS 144 in the analysis and write-off of assets impaired during the fiscal year.

In April 2002, the Financial Accounting Standards Board issued FASB Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145). SFAS 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Opinion 30. Applying the provisions of Opinion 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual and infrequent and therefore meet the criteria for classification as an extraordinary item. SFAS 145 also requires that modifications to a capital lease that make it an operating lease be accounted for, as applicable, in accordance with FASB Statement No. 98, Accounting for Leases, or FASB Statement No. 28, Accounting for Sales with Leasebacks. SFAS 145 is required to be applied in fiscal years beginning after May 15, 2002 and to provisions relating to modifications of a capital lease that make it an operating lease as of May 15, 2002. Upon adoption of SFAS 145, gains and losses on debt extinguishment that have been shown on the income statement as extraordinary items in prior periods should be reclassified, unless they meet the criteria for extraordinary status per Opinion 30. Management does not anticipate that the adoption of SFAS 145 will have any material impact on the financial statements.

In June 2002, the Financial Accounting Standards Board issued FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS
146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 applies to all exit or disposal activities initiated after December 31, 2002. Management does not anticipate that the adoption of SFAS 146 will have any material impact on the financial statements.

In December 2002, the Financial Accounting Standards Board issued FASB Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123 (SFAS 148). SFAS 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 123 was amended to require disclosure of additional information concerning the effects of stock-based employee compensation on earnings. Finally, SFAS 148 amends APB Opinion 28, Interim Financial Reporting, to call for disclosure of SFAS 123 pro forma information on a quarterly basis. SFAS 148 is effective for fiscal years ending after December 15, 2002. Interim quarterly disclosures are required for reports containing condensed financial statements for periods beginning after December 15, 2002.

NOTE 3 - INDUSTRY SEGMENTS

The Company operates in one industry segment, the mining of precious minerals.

NOTE 4 - MINING PROPERTY

The Company's mining property consists of 13 unpatented mining claims on approximately 280 acres of land in Hayfork, California which is located in Trinity County in the northern part of the state. The mining claims were acquired from a third party in May 2002 for $100,000 cash and 21,659,000 shares of common stock at $.001 par value, for a total value of $121,659. The common stock was issued to the third party on May 30, 2002. Terms of the agreement require $100,000 to be paid in four installments of $25,000 each, due by February 8, 2003. None of the installments have been paid and the Company received an extension of time to pay from the third party. The amount due of $100,000 is included in Accounts Payable on the balance sheet.

The mining property consisted of the following at June 30, 2002:

                    Mining Claims                           $ 121,659

                    Less accumulated amortization                  --
                    -----------------------------------------------------

                                                            $ 121,659
                    =====================================================

Amortization expense is $-0- since the Company is in the development stage, and mining production and extraction has not started yet.

NOTE 5 - INCOME TAXES

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses. Deferred income tax assets arising from any loss carry forwards have been fully reserved as of June 30, 2002.

NOTE 6 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's financial instruments, consisting principally of accounts payable, approximated book value at June 30, 2002 because their maturities are less than one year in duration.


NOTE 7 - RELATED PARTY TRANSACTIONS

Due to Stockholder
------------------
An officer who is a principal stockholder advanced a total of $55,546 to the Company as of June 30, 2002. There are no specific repayment terms. Interest will be imputed at the rate of 5% per annum.

NOTE 8 - GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has reported net losses since inception due to start up and development costs. The Company's continued existence is dependent upon its ability to develop profitable operations and raise capital. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 - SUBSEQUENT EVENTS

On September 27, 2002 the Company entered into an asset purchase agreement with The Tantivy Group, Inc. (Tantivy), a Nevada Corporation, under which it became a wholly owned subsidiary of Tantivy. The business combination is accounted for as a reverse acquisition of Tantivy and a recapitalization of Pacific Rocky Mountain. Terms of the agreement required Tantivy to purchase all of the assets and assume all of the liabilities of Pacific Rocky Mountain. As part of the transaction, all of the Officers and Directors of Tantivy resigned and were replaced by new Officers and Directors of Pacific Rocky Mountain. The shareholders of Pacific Rocky Mountain exchanged their common stock pro rata for 50,000,000 common shares of Tantivy, which gave the shareholders of Pacific Rocky Mountain control of approximately 98% of the common stock of Tantivy. Hence, Pacific Rocky Mountain is deemed the acquirer and survivor in the transaction. The transaction was entered into after arms-length negotiations, and the final purchase price was based on the fair market value of the assets to be received and the potential business prospects of Pacific Rocky Mountain.

     (c) Pro Forma Financial Information and Financial Statements: Combination of The Tantivy Group, Inc. and Pacific Rocky Mountain, Inc.

        The pro forma financial information required by Article 11 of Regulation S-X is presented herein.

         Pro Forma Combined Condensed Financial Data
         -------------------------------------------
         The Unaudited Proforma Financial Statements consisting of the Unaudited Pro Forma Combined Balance Sheet of the Company as of June 30, 2002 and the Unaudited Pro Forma Combined Statements of Operations of the Company for the year ended June 30, 2002 have been prepared to illustrate the estimated effect of the reverse acquisition of Tantivy for the latest fiscal year. The Pro Forma Financial Statements do not reflect any anticipated cost savings from the Tantivy Acquisition, or any synergies that are anticipated to result from the Tantivy Acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the Tantivy Acquisition as if it had occurred on July 1, 2001. The Pro Forma Balance Sheet gives pro forma effect to the Tantivy Acquisition as if it had occurred on June 30, 2002. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transaction been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company and the notes thereto as reported in this Form 8-K, the annual Form 10-KSB, and the interim financial statements reported in the quarterly Forms 10-QSB.

         An allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements. These pro forma adjustments represent the Company's determination of purchase accounting adjustments based upon available information and certain assumptions that the Company believes to be reasonable. The amounts reflected in the Pro Forma Financial Statements are subject to change, however, the Company's management believes that any differences in the amounts reflected will be immaterial.

         The Pro Forma Financial Statements for all periods presented reflect the Asset Purchase Agreement which became effective September 27, 2002, pursuant to which Pacific Rocky Mountain, Inc. ("PRM"), a Florida Corporation, became a wholly owned subsidiary of The Tantivy Group, Inc. ("Tantivy"). The business combination is accounted for as a reverse acquisition of Tantivy and a recapitalization of PRM and is reflected as such in the stockholders' equity (deficit).

         Per the Asset Purchase Agreement, Tantivy acquired all of the assets and assumed all of the liabilities of PRM. After effectuation of a 1 for 5 reverse stock split, which occurred on December 18, 2002, Tantivy issued to the shareholders of PRM an aggregate of 50,000,000 shares of its common stock at the fair market value of $.10 per share on September 27, 2002 (after taking into account the 1 for 5 reverse stock split). The shareholders of PRM exchanged their PRM common stock pro rata for the 50,000,000 common shares of Tantivy and consequently own 97.5% of the issued and outstanding shares of Tantivy common stock. The transaction was entered into based on PRM's potential business prospects. The purchase price was determined based on the number and value of the original Tantivy shareholders' common stock plus the assumption of Tantivy's debt. Goodwill was recorded based on the fair value of the Tantivy shell corporation and the difference was recorded as costs to acquire subsidiary in the Statement of Operations. As a result of the Asset Purchase Agreement, the officers and directors of Tantivy resigned and were replaced by the officers and directors of PRM. PRM is the deemed acquirer in the transaction.

         Effective September 27, 2002, the date of the recapitalization, the principal business activity of the Company is carried out through PRM, and the operations of Tantivy are being discontinued. The acquisition of PRM by Tantivy is treated as a reverse acquisition, resulting in the historical operations of PRM being treated as the historical operations of the Company. Accordingly, the accompanying historical financial statements have been restated to reflect the financial position and results of operations for all periods presented as if the reverse acquisition and recapitalization had occurred at the beginning of the earliest period presented.


                               Unaudited Pro Forma Combined Balance Sheet
                                            at June 30, 2002

                                              The Tantivy   Pacific Rocky                  Pro Forma
                                              Group, Inc.   Mountain, Inc.  Pro Forma      Combined
                                              Historical     Historical    Adjustments      Company
                                             ------------   ------------   ------------   ------------
ASSETS
CURRENT ASSETS

Cash and Cash Equivalents                    $     1,411             --             --          1,411
Accounts receivable, net                           3,576             --             --          3,576
Other Receivables                                 17,000             --             --         17,000
Prepaid Expenses                                   2,326             --             --          2,326
                                             ------------   ------------   ------------   ------------
Total Current Assets                              24,313             --             --         24,313

OTHER ASSETS

Furniture & Equipment
(net of accumulated depreciation)                127,835             --             --        127,835
Mining Property                                       --        121,659             --        121,659
Other Assets                                      31,502             --             --         31,502
Goodwill & acquisition costs of Subsidiary            --             --      2,080,076
Goodwill                                              --             --     (1,880,076)       200,000
                                             ------------   ------------   ------------   ------------
TOTAL ASSETS                                 $   183,650        121,659        200,000        505,309
                                             ============   ============   ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Trade Payables                               $   357,194        100,000             --        457,194
Accrued Expenses                                 450,227             --             --        450,227
Accrued Compensation                              64,189             --             --         64,189
Unearned Revenue                                  16,640             --             --         16,640
Capital Leases Due Within one year                54,850             --             --         54,850
Debt -  Due Within one year                      137,057             --             --        137,057
Loans from Stockholders                               --         55,546             --         55,546
                                             ------------   ------------   ------------   ------------
TOTAL LIABILITIES                            $ 1,080,157        155,546             --      1,235,703

STOCKHOLDERS' DEFICIT

Common Stock($.001 par value, 200,000,000
Shares authorized, 50,856,213 issued
and outstanding)                                   1,285         62,807         50,856
                                                                               (64,092)        50,856
Additional Paid In capital                     8,727,216             --     (5,204,090)     3,523,126
Deficit                                       (9,625,008)       (96,694)     5,417,326     (4,304,376)
                                             ------------   ------------   ------------   ------------
TOTAL STOCKHOLDERS' DEFICIT                     (896,507)       (33,887)       200,000       (730,394
                                             ------------   ------------   ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY    $   183,650        121,659        200,000        505,309
                                             ============   ============   ============   ============



                  Unaudited Pro Forma Combined Statements of Operations
                            for the Year Ended June 30, 2002

                                             The Tantivy   Pacific Rocky    Pro Forma
                                             Group, Inc.   Mountain, Inc.   Combined
                                              Historical     Historical      Company
                                             ------------   ------------   ------------
Revenue                                      $    95,598             --    $    95,598

Cost of goods sold                               121,754             --        121,754
                                             ------------   ------------   ------------
Gross Income                                     (26,156)            --        (26,156)

General & Administrative Expenses

Salaries, Benefits & Consulting                  762,544             --        762,544
Development Costs                                     --         27,154         27,154
Professional Fees                                 37,405         12,000         49,405
Depreciation & Amortization                       88,628             --         88,628
Office and other expense                         257,993         57,540        315,533
Bad Debt Expense                                 301,084             --        301,084
Costs to Acquire Subsidiary                    1,880,076             --      1,880,076
Marketing & Public Relations                     705,815             --        705,815
                                             ------------   ------------   ------------
Total General & Admin Expenses                 4,033,545         96,694      4,130,239
                                             ------------   ------------   ------------
Net Loss before Other Income and Expenses     (4,059,701)       (96,694)    (4,156,395)

Other Income & Expenses
(Interest expense) net of interest income       (121,491)            --       (121,491)
Gain (loss) on sales of assets                    74,960             --         74,960
Impairment Loss on Long-Lived Assets            (101,450)            --       (101,450)
                                             ------------   ------------   ------------

Net Loss                                      (4,207,682)       (96,694)    (4,304,376)
                                             ============   ============   ============
Loss Per Common share-Basic & Diluted        $     (4.99)         (0.02)         (0.92)
                                             ============   ============   ============
Weighted Average Common Shares Outstanding       843,531      4,690,633      4,690,633
                                             ============   ============   ============


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2002


NOTE 1 - NATURE OF OPERATIONS

         The Tantivy Group, Inc.
         -----------------------
The Tantivy Group, Inc. (formerly Digital Bridge, Inc.) is a corporation, located in Phoenix, Arizona, organized under the laws of the State of Nevada. The Company began business in January 2000 for the purpose of providing management, distribution, marketing, and technology services. Effective September 27, 2002, the business plans of the Company changed due to the reverse acquisition and Asset Purchase Agreement with Pacific Rocky Mountain, Inc., whereby the operations of Pacific Rocky Mountain, Inc. are now treated as the operations of the Company. The Company discontinued all of its other business operations from its other wholly owned subsidiaries. The Company is now in the development stage in its new mining operations via Pacific Rocky Mountain, Inc.

         Pacific Rocky Mountain, Inc.
         ----------------------------
Pacific Rocky Mountain, Inc. ("PRM") is a development stage company that was incorporated on May 20, 2002, under the laws of the State of Florida to acquire mining claims and develop them utilizing a patented proprietary process for the extraction of precious metals. PRM owns mining claims in Hayfork, California consisting of known mined ore and tailings. PRM plans to perform the extraction, smelting, casting, and refining of metals such as gold, silver, platinum, scandium, and rhodium. Its principal activities since inception have consisted of financial planning, establishing sources of production and supply, developing markets, and raising capital. Its principal operations consisting of the extraction of precious metals have not started; therefore the Company has no present sources of significant revenues. Pacific Rocky Mountain, Inc. became a wholly owned subsidiary of The Tantivy Group, Inc. on September 27, 2002 with the effectuation of the Asset Purchase Agreement described in the Pro Forma financial information above.

NOTE 2 - MINING PROPERTY

The Company's mining property consists of 13 unpatented mining claims on approximately 280 acres of land in Hayfork, California which is located in Trinity County in the northern part of the state. The mining claims were acquired from a third party in May 2002 for $100,000 cash and 21,659,000 shares of Pacific Rocky Mountain's common stock at $.001 par value (before the recapitalization that occurred on September 27, 2002), for a total value of $121,659. The common stock was issued to the third party on May 30, 2002. Terms of the agreement required $100,000 to be paid in four installments of $25,000 each, due by February 8, 2003. None of the installments have been paid and the Company received an extension of time to pay from the third party. The amount due of $100,000 is included in Accounts Payable on the balance sheet.

The mining property consists of the following:

                    Mining Claims                           $ 121,659

                    Less accumulated amortization                  --
                    --------------------------------------------------

                                                            $ 121,659
                    ==================================================

Amortization expense is $-0- since the Company is in the development stage, and mining production and extraction has not started yet.

NOTE 3 - PURCHASE PRICE OF TANTIVY IN THE REVERSE ACQUISITION

The reverse acquisition in accordance with the Asset Purchase Agreement was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets and liabilities of Tantivy based upon their respective fair values as of the closing date.

The purchase price and allocation of the net assets acquired as a result of the acquisition is as follows:

       PURCHASE PRICE:

       Fair Value of Common Stock Issued                           $    128,515
                                                                   =============
       LESS: PRELIMINARY ALLOCATION OF NET ASSETS ACQUIRED:
       Cash and Cash Equivalents                                   $      2,557
       Accounts Receivable                                                  735
       Furniture & Equipment                                              2,000
       Other Assets                                                      18,373
       Accounts Payable                                                (493,123)
       Accrued Expenses                                                (446,743)
       Accrued Compensation                                             (62,189)
       Leases Payable                                                   (54,850)
       Notes Payable                                                   (142,858)
                                                                   -------------
            Net Assets                                             $ (1,176,098)

            Total                                                     1,304,613
                                                                   =============
       Allocate to Goodwill Based on Value of Trading
          Shell Corporation                                        $    200,000
       Costs to Acquire the Subsidiary                                1,104,613
                                                                   -------------
            Total                                                  $  1,304,613
                                                                   =============

       The shortfall of $1,304,613 was allocated to goodwill in the amount of $200,000 based on the value of a trading shell corporation, and to costs to acquire the subsidiary.


NOTE 4 - GOODWILL

As a result of the reverse acquisition that occurred on September 27, 2002, the Company acquired goodwill in the amount of $200,000, which approximates the fair market value of a shell corporation trading on the NASDAQ exchange. The Company will test the goodwill for impairment in accordance with SFAS 142 on an annual basis, at a minimum.

NOTE 5 - START-UP COSTS

The costs of start-up activities, including organizational costs, are expensed as incurred. Development costs associated with mineral properties and claims not yet in production are also expensed as incurred.

NOTE 6 - COSTS TO ACQUIRE SUBSIDIARY

The costs to acquire subsidiary of the Tantivy reverse acquisition and are expensed as incurred based on the difference between the net assets of the company and the common stock exchanged.

                                    EXHIBITS


Exhibit No.                Description
-----------                -----------

2.5 Asset Purchase Agreement between The Tantivy Group, Inc. and Pacific Rocky Mountain, Inc.



                                  Exhibit Index
                                  -------------

Exhibit No.                Description
-----------                -----------

2.5 Asset Purchase Agreement between The Tantivy Group, Inc. and Pacific Rocky Mountain, Inc.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  March 21, 2003

                                            THE TANTIVY GROUP, INC.

                                            By: s/s James Logan
                                                --------------------------------
                                                James Logan, Chief Executive
                                                and Chief Financial Officers